SEC File No. 333-59150
                                                Filed pursuant to Rule 424(b)(3)

PROSPECTUS SUPPLEMENT NO. 1
(To prospectus dated July 16, 2001)

                            COX COMMUNICATIONS, INC.
                        CONVERTIBLE SENIOR NOTES DUE 2021

     This prospectus supplement no. 1 supplements and amends the prospectus dated July 16, 2001, relating to the resale of Cox's convertible senior notes due 2021 and the shares of Cox's Class A common stock issuable upon conversion of the notes.

     The table and footnotes on pages 37 through 41 of the prospectus set forth information with respect to the selling holders and the respective amounts of convertible senior notes held and shares of Class A common stock beneficially owned by each selling holder that may be offered pursuant to the prospectus. This prospectus supplement amends the table in the prospectus by (i) adding HSBC Ttee Zola Managed Trust, KBC Financial Products (Cayman Islands) Ltd., KBC Financial Products USA, Morgan Stanley & Co. Incorporated and Victory Capital Management, (ii) deleting AIG SoundShore Holdings Ltd., AIG SoundShore Opportunity Holding Fund Ltd., AIG SoundShore Strategic Holding Fund Ltd., Bank Austria Cayman Island Ltd., Key Asset Management, Inc., Ramius Capital Group, San Diego County Employees Retirement Association and Southern Farm Bureau Life Insurance and (iii) replacing the information contained in the table for The Allstate Corporation, Deutsche Banc Alex. Brown Inc., GLG Market Neutral Fund, Lyxor MasterFund, R2 Investments, LDC, RAM Trading LTD, Salomon Smith Barney Inc., SAM Investments LDC, Zola Partners L.P. and the category "Any other holder of notes or future transferee, pledgee, donee or successor of any such other holder" with the corresponding information set forth below.


                                                  Principal   Principal
                                                   Amount     Amount at   Shares of Class A                       Shares of
                                                 at Maturity Maturity of    Common Stock        Shares of      Class A Common
                                                  of Notes   Notes Owned    Beneficially     Class A Common   Stock Beneficially
                                                  Owned and   After the      Owned Prior      Stock Offered      Owned After
Selling Holders                                    Offered    Offering       to Offering         Hereby         the Offering
--------------------                            ----------- ------------  ----------------  ----------------  --------------
The Allstate Corporation(1).................     9,200,000      none            192,891          108,683            84,208
Deutsche Banc Alex. Brown Inc...............    138,350,000     none          1,634,397        1,634,397                 0
GLG Market Neutral Fund(2)..................     2,000,000      none            313,981           23,627           290,354
HSBC Ttee Zola Managed Trust(3).............       700,000      none             16,524            8,269             8,255
KBC Financial Products (Cayman Islands) Ltd.    20,000,000      none            263,270          263,270                 0
KBC Financial Products USA..................     6,500,000      none             76,787           76,787                 0
Lyxor Master Fund(4)........................     1,300,000      none             23,612           15,357             8,255
Morgan Stanley & Co. Incorporated(5)........    35,000,000      none            413,472          413,472                 0
R2 Investments, LDC(6)......................    30,000,000      none            866,261          354,405           511,856
RAM Trading LTD.............................    10,000,000      none            118,135          118,135                 0
Salomon Smith Barney Inc.(7)................    19,000,000      none            775,114          224,456           550,658
SAM Investments LDC.........................    50,000,000      none            590,675          590,675                 0
Victory Capital Management(8)...............     3,270,000      none            100,135           38,630            61,505
Zola Partners L.P.(9).......................     1,500,000      none             34,231           17,720            16,511
Any other holder of notes or future
  transferee, pledgee, donee or
  successor of any such other
  holder(10)................................    79,680,000      none            941,299          941,299                 0

-----------
(footnotes on following page)

     The prospectus, together with this prospectus supplement no. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the convertible notes and the Class A common stock issuable upon conversion of the notes.

     Prospective investors should carefully review "Risk Factors" beginning on page 5 of the prospectus for a discussion of risks that should be considered when investing in the notes or our Class A common stock.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or  disapproved  of these  securities or passed upon the
adequacy  or  accuracy  of  this  prospectus   supplement  or  any  accompanying
prospectus. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is August 1, 2001.



(1)  The  Allstate  Corporation  is the  parent  company of  Allstate  Insurance
     Company,  which is the parent company of Allstate Life  Insurance  Company.
     Allstate Insurance Company holds $3,950,000 principal amount at maturity of our Convertible Senior Notes due 2021. Allstate Life Insurance Company holds $5,250,000 principal amount at maturity of our Convertible Senior
     Notes  due 2021 and  $5,100,000  principal  amount  at  maturity  of our 2%
     Exchangeable Senior Notes due 2021. Of the shares listed as beneficially owned prior to the offering, 46,663 shares of Class A common stock are beneficially owned by Allstate Insurance Company and 146,228 shares of Class A common stock are beneficially owned by Allstate Life Insurance
     Company. Of the shares listed as beneficially owned after the offering, 84,208 shares of Class A common stock are deliverable to Allstate Life
     Insurance Company upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Allstate
     Insurance Company holds 44,000 of our FELINE PRIDES and 63,500 of our PRIZES. Allstate Life Insurance Company holds $5,000,000 principal amount of our 7.75% Notes due 2006, $12,500,000 principal amount of our 7.50%
     Notes due 2004, $10,000,000 principal amount of our 7.75% Notes due 2010, $12,850,000 principal amount at maturity of our Exchangeable Subordinated
     Discount  Debentures due 2020 (which are  exchangeable for shares of Sprint
     PCS common stock we hold) and 3,500 of our Premium PHONES.

(2) Of the shares listed as beneficially owned prior to and after the offering, 290,354 shares of Class A common stock are deliverable upon exchange of 2%
     Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox
     Enterprises notes are covered by a separate resale shelf registration statement of ours.

(3) Of the shares listed as beneficially owned prior to and after the offering, 8,255 shares of Class A common stock are deliverable upon exchange of 2%
     Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox
     Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, HSBC Ttee Zola Managed Trust holds 51,000 of our FELINE PRIDES.

(4) Of the shares listed as beneficially owned prior to and after the offering, 8,255 shares of Class A common stock are deliverable upon exchange of 2%
     Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox
     Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Lyxor MasterFund holds 51,000 of our FELINE
     PRIDES.

(5) Morgan Stanley & Co. Incorporated has performed various financial advisory and investment banking services from time to time for us and our affiliates, including acting as an initial purchaser of the notes and of the 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises.

(6)  Of the shares listed as beneficially owned prior to and after the offering,
     511,856  shares of Class A common  stock are issuable  upon  exchange of 2%
     Exchangeable  Senior  Notes  due 2021  issued by Cox  Enterprises,  and the shares  of  Class A  common  stock  deliverable  upon  exchange  of the Cox
     Enterprises  notes are  covered by a  separate  resale  shelf  registration statement  of ours.  In  addition,  R2  Investments  LDC holds  $52,000,000 principal  amount at maturity  of our  Exchangeable  Subordinated  Discount
     Debentures due 2020 (which are exchangeable for shares of Sprint PCS common stock we hold) and 451,000 of our FELINE PRIDES.

(7) Of the shares listed as beneficially owned prior to and after the offering, 550,658 shares of Class A common stock are deliverable upon exchange of 2%
     Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox
     Enterprises notes are covered by a separate resale shelf registration statement of ours. Salomon Smith Barney is a market-maker in our Class A common stock and has performed various financial advisory and investment banking services from time to time for us and our affiliates, including acting as an initial purchaser of the notes and of the 2% Exchangeable
     Senior Notes due 2021 issued by Cox Enterprises.

(8) Of the shares listed as beneficially owned prior to and after the offering, 61,505 shares of Class A common stock are deliverable upon exchange of 2%
     Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox
     Enterprises notes are covered by a separate resale shelf registration statement of ours.
                                       i

(9) Of the shares listed as beneficially owned prior to and after the offering, 16,511 shares of Class A common stock are deliverable upon exchange of 2%
     Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox
     Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Zola Partners. L.P. holds 145,600 of our FELINE PRIDES.

(10) We may from time to time include additional selling holders and information about such selling holders' plans of distribution in future supplements to the prospectus, if required. The amounts provided assume that any other holders of the notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any Class A common stock other than the Class A common stock issuable upon conversion of the notes at the conversion rate.

                                       ii



     The following table sets forth, as of July 31, 2001, information regarding the beneficial ownership of the notes and our common stock by the selling holders. The information is based on information provided by or on behalf of the selling holders through July 31, 2001 and by the indenture trustee for the convertible notes.



                                                  Principal   Principal
                                                   Amount     Amount at   Shares of Class A                       Shares of
                                                 at Maturity Maturity of    Common Stock        Shares of      Class A Common
                                                  of Notes   Notes Owned    Beneficially     Class A Common   Stock Beneficially
                                                  Owned and   After the      Owned Prior      Stock Offered      Owned After
Selling Holders(1)                               Offered(2)  Offering(3)     to Offering      Hereby(4)(5)     the Offering(3)
--------------------                            -----------  ------------  ---------------  ----------------  ----------------
AAM/Zazove Institutional Income Fund
  L.P.......................................     1,500,000      none             17,720           17,720                 0
The Allstate Corporation(6).................     9,200,000      none            192,891          108,683            84,208
Argent Classic Convertible Arbitrage
  Fund (Bermuda) Ltd........................    10,000,000      none            118,135          118,135                 0
Argent Convertible Arbitrage Fund
  Ltd.......................................     5,000,000      none             59,067           59,067                 0
Associated Electric & Gas Insurance
  Services Ltd..............................       600,000      none              7,088            7,088                 0
Bancroft Convertible Fund, Inc..............       750,000      none              8,860            8,860                 0
Bay County PERS.............................       300,000      none              3,544            3,544                 0
Bear, Stearns & Co., Inc.(7)................     1,275,000      none            110,003           15,062            94,941
BP Amoco PLC, Master Trust..................       700,000      none              8,269            8,269                 0
California State Automobile
  Assn. Inter-Insurance.....................     1,200,000      none             14,176           14,176                 0
Continental Assurance Company Separate
  Account(E)................................     4,100,000      none             48,435           48,435                 0
Continental Casualty Company................    24,600,000      none            290,612          290,612                 0
D.E. Shaw Investments, L.P.(8)..............     6,000,000      none            186,461           70,881           115,580
D.E. Shaw Valence, L.P.(9)..................    24,000,000      none            745,846          283,524           462,322
Deutsche Banc Alex. Brown Inc...............    138,350,000     none          1,634,397        1,634,397                 0
Ellsworth Convertible Growth and Income
  Fund, Inc.................................       750,000      none              8,860            8,860                 0
Gaia Offshore Master Fund Ltd...............    20,000,000      none            236,270          236,270                 0
GLG Market Neutral Fund(10).................     2,000,000      none            313,981           23,627           290,354
Global Bermuda Limited Partnership..........     1,000,000      none             11,813           11,813                 0
Goldman, Sachs & Co.(11)....................       600,000      none              7,088            7,088                 0
Granville Capital Corporation(12)...........     7,200,000      none            200,637           85,057           115,580
HFR Master Fund LTD.........................       500,000      none              5,906            5,906                 0
HighBridge International LLC(13)............    72,000,000      none          1,139,523          850,572           288,951
HSBC Ttee Zola Managed Trust(14)............       700,000      none             16,524            8,269             8,255
KBC Financial Products (Cayman Islands) Ltd.    20,000,000      none            263,270          263,270                 0
KBC Financial Products USA..................     6,500,000      none             76,787           76,787                 0
Kerr-McGee Corporation......................     1,200,000      none             14,176           14,176                 0
Lakeshore International Ltd.................     2,250,000      none             26,580           26,580                 0
Lyxor MasterFund(15)........................     1,300,000      none             23,612           15,357             8,255
MFS Total Return Fund.......................     5,750,000      none             67,927           67,927                 0
Morgan Stanley & Co. Incorporated(16).......    35,000,000      none            413,472          413,472                 0
Onyx Fund Holdings, LDC.....................    10,000,000      none            118,135          118,135                 0
Quattro Fund, Ltd.(17)......................     4,250,000      none             74,974           50,207            24,767
R2 Investments, LDC(18).....................    30,000,000      none            866,261          354,405           511,856
RAM Trading LTD.............................    10,000,000      none            118,135          118,135                 0
RET Pension Plan of the California State
  Automobile Assn...........................       300,000      none              3,544            3,544                 0
Royal Bank of Canada........................     6,750,000      none             79,941           79,741               200
Salomon Smith Barney Inc.(19)...............    19,000,000      none            775,114          224,456           550,658
SAM Investments LDC.........................    50,000,000      none            590,675          590,675                 0
TD Securities (USA) Inc.(20)................    10,000,000      none            424,423          118,135           306,288
Teachers Insurance and Annuity
  Association...............................    12,500,000      none            147,668          147,668                 0
Tribeca Investments, LLC....................    73,000,000      none            862,385          862,385                 0
Triborough Partners QP, LLC.................     1,750,000      none             20,673           20,673                 0
UBS O'Connor LLC............................    48,000,000      none            567,048          567,048                 0
UBS Warburg LLC.............................     2,950,000      none             34,849           34,849                 0
Value Line Convertible Fund, Inc.(21).......       700,000      none             24,780            8,269            16,511
Victory Capital Management(22)..............     3,270,000      none            100,135           38,630            61,505
White River Securities, LLC(23).............     1,275,000      none            110,003           15,062            94,941
Zola Partners L.P.(24)......................     1,500,000      none             34,231           17,720            16,511

                                       1

                                                  Principal   Principal
                                                   Amount     Amount at   Shares of Class A                       Shares of
                                                 at Maturity Maturity of    Common Stock        Shares of      Class A Common
                                                  of Notes   Notes Owned    Beneficially     Class A Common   Stock Beneficially
                                                  Owned and   After the      Owned Prior      Stock Offered      Owned After
                                                 Offered(2)  Offering(3)     to Offering      Hereby(4)(5)     the Offering(3)
                                                ------------------------------------------  ----------------  ----------------



Zurich Institutional Benchmarks Master
  Fund LTD..................................     1,500,000      none             17,720           17,720                 0
Any other holder of notes or future
  transferee, pledgee, donee or
  successor of any such other
  holder(25)................................    79,680,000      none            941,299          941,299                 0

----------

(1) Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

(2) Assumes that the full amount of the notes held by the selling holder is being offered for registration hereunder.

(3) Because the selling holders may, pursuant to the prospectus, offer all or some portion of the notes they presently hold or, with respect to shares, may acquire upon conversion of such notes, we cannot predict the amount or percentage of the notes and shares that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their notes and shares since the date on which they provided the information regarding their notes and shares in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution." The selling holders may sell all, part or none of the notes or shares listed in the table. The amounts listed in the table assume that each selling holder sells all of its notes and/or shares of Class A common stock underlying such notes.

(4) Assumes that the full amount of the notes held by the selling holder is converted into shares of Class A common stock at the conversion price and offered hereunder by such selling holder. Since we have the right to pay cash in lieu of delivering shares upon conversion, there can be no assurance that any selling holder will receive shares of Class A common stock upon conversion of its notes.

(5) The conversion price and the number of shares of Class A common stock issuable upon conversion of the notes are subject to adjustment under certain circumstances. See "Description of Notes -- Conversion Rights." The indenture governing the notes provides that if any fractional shares of Class A common stock are issuable upon conversion of the notes, we will pay cash in lieu of such fractional shares, and accordingly, the number of shares listed in the table have been rounded down.

(6) The Allstate Corporation is the parent company of Allstate Insurance Company, which is the parent company of Allstate Life Insurance Company. Allstate Insurance Company holds $3,950,000 principal amount at maturity of our Convertible Senior Notes due 2021. Allstate Life Insurance Company holds $5,250,000 principal amount at maturity of our Convertible Senior Notes due 2021 and $5,100,000 principal amount at maturity of our 2% Exchangeable Senior Notes due 2021. Of the shares listed as beneficially owned prior to the offering, 46,663 shares of Class A common stock are beneficially owned by Allstate Insurance Company and 146,228 shares of Class A common stock are beneficially owned by Allstate Life Insurance Company. Of the shares listed as beneficially owned after the offering, 84,208 shares of Class A common stock are deliverable to Allstate Life Insurance Company upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Allstate Insurance Company holds 44,000 of our FELINE PRIDES and 63,500 of our PRIZES. Allstate Life Insurance Company holds $5,000,000 principal amount of our 7.75% Notes due 2006, $12,500,000 principal amount of our 7.50% Notes due 2004, $10,000,000 principal amount of our 7.75% Notes due 2010, $12,850,000 principal amount at maturity of our Exchangeable Subordinated Discount Debentures due 2020 (which are exchangeable for shares of Sprint PCS common stock we hold) and 3,500 of our Premium PHONES.

(7) Of the shares listed as beneficially owned prior to and after the offering, 94,941 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(8) Of the shares listed as beneficially owned prior to and after the offering, 115,580 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, D.E. Shaw Investments L.P. holds 10,000 of our FELINE PRIDES.

(9) Of the shares listed as beneficially owned prior to and after the offering, 462,322 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, D.E. Shaw Valence, L.P. holds 217,500 of our FELINE PRIDES.

(10) Of the shares listed as beneficially owned prior to and after the offering, 290,354 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(11) Goldman, Sachs & Co. has performed various financial advisory and investment banking services from time to time for us and our affiliates. In addition, Goldman Sachs holds $2,500,000 principal amount at maturity of our Exchangeable Subordinated Discount Debentures due 2020 (which are exchangeable for shares of Sprint PCS common stock we hold).

(12) Of the shares listed as beneficially owned prior to and after the offering, 115,580 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Granville Capital Corporation holds $114,650,000 principal amount at maturity of our Exchangeable Subordinated Discount Debentures due 2020 (which are exchangeable for shares of Sprint PCS common stock we hold), 42,400 of our FELINE PRIDES and put options covering 150,000 shares of the Class A common stock.

(13) Of the shares listed as beneficially owned prior to and after the offering, 288,951 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. High Bridge International LLC holds 23,700 of our Premium PHONES and $104,500,000 principal amount at maturity of our Exchangeable Subordinated Discount Debentures due 2020 (which are exchangeable for shares of Sprint PCS common stock we hold).

(14) Of the shares listed as beneficially owned prior to and after the offering, 8,255 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, HSBC Ttee Zola Managed Trust holds 51,000 of our FELINE PRIDES.

(15) Of the shares listed as beneficially owned prior to and after the offering, 8,255 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Lyxor MasterFund holds 51,000 of our FELINE PRIDES.

(16) Morgan Stanley & Co. Incorporated has performed various financial advisory and investment banking services from time to time for us and our affiliates, including acting as an initial purchaser of the notes and of the 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises.

(17) Of the shares listed as beneficially owned prior to and after the offering, 24,767 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(18) Of the shares listed as beneficially owned prior to and after the offering, 511,856 shares of Class A common stock are issuable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, R2 Investments LDC holds $52,000,000 principal amount at maturity of our Exchangeable Subordinated Discount Debentures due 2020 (which are exchangeable for shares of Sprint PCS common stock we hold) and 451,000 of our FELINE PRIDES.

(19) Of the shares listed as beneficially owned prior to and after the offering, 550,658 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. Salomon Smith Barney is a market-maker in our Class A common stock and has performed various financial advisory and investment banking services from time to time for us and our affiliates, including acting as an initial purchaser of the notes and of the 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises.

(20) Of the shares listed as beneficially owned prior to and after the offering, 306,288 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(21) Of the shares listed as beneficially owned prior to and after the offering, 16,511 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(22) Of the shares listed as beneficially owned prior to and after the offering, 61,505 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(23) Of the shares listed as beneficially owned prior to and after the offering, 94,941 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours.

(24) Of the shares listed as beneficially owned prior to and after the offering, 16,511 shares of Class A common stock are deliverable upon exchange of 2% Exchangeable Senior Notes due 2021 issued by Cox Enterprises, and the shares of Class A common stock deliverable upon exchange of the Cox Enterprises notes are covered by a separate resale shelf registration statement of ours. In addition, Zola Partners. L.P. holds 145,600 of our FELINE PRIDES.

(25) We may from time to time include additional selling holders and information about such selling holders' plans of distribution in future supplements to the prospectus, if required. The amounts provided assume that any other holders of the notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any Class A common stock other than the Class A common stock issuable upon conversion of the notes at the conversion rate.